UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

ZELTIQ Aesthetics, Inc.

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100 Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 474-2500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2012, ZELTIQ Aesthetics, Inc. (the “Company”) amended its Distribution Agreement, dated March 18, 2011, with ADVANCE Medical, Inc. (the “Distributor”). Under the amended Distribution Agreement (the “Amendment”), the parties agreed to, among other things, (i) extend the term of the Distribution Agreement through December 31, 2018, (ii) add Mexico as an exclusive distribution territory of the Distributor, in addition to Brazil, (iii) fix the quarterly quotas for the term of the Agreement, and (iv) require a successor in interest in the Company to assume all of the Company’s obligations under the Agreement upon a Change of Control, as defined in the Agreement.

In accordance with its related party transaction policy, the Company’s audit committee pre-approved the Amendment. Venrock, a principal stockholder of the Company, owns a significant equity interest in ADVANCE Medical, Ltd., the parent company of the Distributor. Dr. Bryan E. Roberts, who is a member of the Company’s Board of Directors, is a partner of Venrock.

The above summary does not purport to be a complete description of the terms of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which the Company will file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Date: March 2, 2012	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer and Vice President
(principal financial and accounting officer)